                                                                    EXHIBIT 11.0
                                                                   (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                 For the Year Ended December 31,(a)(b)
                              ------------------------------------------------
Basic                           1998      1997      1996      1995      1994
-----                         --------  --------  --------  --------  --------
Income before extraordinary
 item.......................  $332,264  $289,794  $372,224  $337,889  $224,670
Deduct:
  Dividends on convertible
   preferred stock..........    (7,960)  (10,505)   (7,391)   (3,200)   (2,157)
  Dividends on convertible
   preference stock.........       --        --        --     (3,342)   (4,689)
                              --------  --------  --------  --------  --------
Income before extraordinary
 item for
 computation of income per
 share......................   324,304   279,289   364,833   331,347   217,824
Extraordinary item..........       --     (4,610)      --        --        --
                              --------  --------  --------  --------  --------
Net income applicable to
 common shares..............  $324,304  $274,679  $364,833  $331,347  $217,824
                              ========  ========  ========  ========  ========
Applicable Shares for
 Computation of Income
 per Share:
Weighted average common
 shares outstanding.........   291,481   290,450   290,393   293,312   292,526
                              ========  ========  ========  ========  ========
Basic Income Per Common
 Share:
Net income per common share
 before extraordinary item..  $   1.11  $   0.96  $   1.26  $   1.13  $   0.74
Extraordinary item..........       --      (0.01)      --        --        --
                              --------  --------  --------  --------  --------
Net income per common
 share......................  $   1.11  $   0.95  $   1.26  $   1.13  $   0.74
                              ========  ========  ========  ========  ========

--------
(a) Consolidated financial information for 1994-1997 has been restated retroactively for the effects of the March 1997 merger with Tyco Toys, Inc. ("Tyco"), accounted for as a pooling of interests.

(b) Per share data reflect the retroactive effect of stock splits distributed to stockholders in March 1996, January 1995 and January 1994, and the 1997 merger with Tyco.

                                                                    EXHIBIT 11.0
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                   For the Year Ended December 31,(a)(b)
                                ----------------------------------------------
            Diluted               1998     1997      1996     1995      1994
            -------             -------- --------  -------- --------  --------
Income before extraordinary
 item.........................  $332,264 $289,794  $372,224 $337,889  $224,670
Add: Interest savings, net of
 tax, applicable to:
  Assumed conversion of 7%
   Notes......................       --       479       728      692       954
  Assumed conversion of 8%
   convertible debentures.....       --       --        --       --        628
Deduct: Dividends on
 convertible preferred stock..       --   (10,505)      --    (3,200)   (2,157)
   Impact of required ESOP
    dividends or contributions
    upon conversion...........       --       --        --    (3,342)   (4,689)
                                -------- --------  -------- --------  --------
Income before extraordinary
 item for computation of
 income per share.............   332,264  279,768   372,952  332,039   219,406
Extraordinary item............       --    (4,610)      --       --        --
                                -------- --------  -------- --------  --------
Net income applicable to
 common shares................  $332,264 $275,158  $372,952 $332,039  $219,406
                                ======== ========  ======== ========  ========
Applicable Shares for
 Computation of Income
 Per Share:
Weighted average common shares
 outstanding..................   291,481  290,450   290,393  293,312   292,526
Weighted average common
 equivalent shares arising
 from:
  Dilutive stock options......     3,369    3,975     3,484    3,272     3,090
  Assumed conversion of
   convertible preferred
   stock......................     7,731      --      6,867      --        --
  Assumed conversion of
   convertible preference
   stock......................       --       --        --       --        --
  Assumed conversion of 7%
   Notes......................       --       589       783      744       699
  Assumed conversion of 8%
   convertible debentures.....       --       --        --       --      1,619
  Stock subscription
   warrants...................       655      639       927      928     1,023
  Disney warrant..............         7      --        --
  Nonvested stock.............       --       --        603      507       238
                                -------- --------  -------- --------  --------
Weighted average number of
 common and common equivalent
 shares.......................   303,243  295,653   303,057  298,763   299,195
                                ======== ========  ======== ========  ========
Diluted Income Per Common
 Share:
Net income per common share
 before extraordinary item....  $   1.10 $   0.94  $   1.23 $   1.11  $   0.73
Extraordinary item............       --     (0.01)      --       --        --
                                -------- --------  -------- --------  --------
Net income per common share...  $   1.10 $   0.93  $   1.23 $   1.11  $   0.73
                                ======== ========  ======== ========  ========

--------
(a) Consolidated financial information for 1994-1997 has been restated retroactively for the effects of the March 1997 merger with Tyco, accounted for as a pooling of interests.

(b) Per share data reflect the retroactive effect of stock splits distributed to stockholders in March 1996, January 1995 and January 1994, and the 1997 merger with Tyco.